Exhibit 99.1
Final Form
WITH RESPECT TO THE COMMON STOCK OF
STEM, INC.
FORM OF LETTER OF TRANSMITTAL
Ladies and Gentlemen:
You are receiving this Letter of Transmittal in connection with the merger (the “Merger”) of STPK Merger Sub Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Star Peak Energy Transition Corp. (f/k/a Star Peak Energy Acquisition Corp.), a Delaware corporation (“STPK”), with and into Stem, Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of December 3, 2020, by and among STPK, Merger Sub, and the Company. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.
Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, (a) each Company Common Share that is issued and outstanding immediately prior to the Effective Time (for the avoidance of doubt, after giving effect to the Company Preferred Conversion, the Convertible Notes Conversion and the Company Warrant Exercise), other than Dissenting Shares, shall be canceled and converted into and become the right to receive the number of STPK Common Shares equal to the Exchange Ratio and (b) each share of Company Stock, if any, held in the treasury of the Company shall be canceled for no consideration.
1.   Consideration.   Upon completing, signing and returning this Letter of Transmittal, you will be surrendering your Company Stock held by you as of the Effective Time, in exchange for the right to receive, in respect of each share of Company Stock so surrendered, the applicable portion of the Total Merger Consideration, as determined pursuant to Section 2.3 (Deposit of STPK Common Shares; Other Closing Date Payments) of the Merger Agreement, in each case, in accordance with and subject to the adjustments and conditions set forth in the Merger Agreement.
By signing and returning this Letter of Transmittal, you hereby irrevocably (a) acknowledge and agree (i) that the Total Merger Consideration is being and will be allocated among the Pre-Closing Holders in accordance with the terms of the Merger Agreement and pursuant to the Allocation Schedule and (ii) to the terms and conditions of the Merger Agreement and the transactions contemplated thereby and (b) consent to the cancellation and conversion of your Company Stock into the right to receive your applicable portion of the Total Merger Consideration attributable thereto pursuant to the Merger Agreement.
In the event the Merger Agreement is validly terminated in accordance with its terms and the Closing does not occur, your Company Stock shall not be canceled in exchange for the right to receive your applicable portion of the Total Merger Consideration and this Letter of Transmittal and the representations, warranties, covenants and agreements contained herein shall be deemed null and void.
Without limiting the foregoing, you acknowledge and agree that except for the applicable portion of the Total Merger Consideration, you shall have no right to receive any equity, nor shall you retain any equity or securities, in the Surviving Corporation or any of its Subsidiaries or Affiliates in respect of your Company Stock following the consummation of the transactions contemplated by the Merger Agreement.
2.   Opportunity to Review.   You hereby acknowledge and agree that you have (a) received and reviewed a copy of the Merger Agreement, and hereby approve the adoption of, and consent to the Company’s entry into, the Merger Agreement and each of the transactions contemplated thereby (including the Merger) (in each case, including any changes, amendments or modifications made to any such agreements, schedules, exhibits and annexes prior to or at the Closing, in each case, as agreed to by STPK and the Company from time to time), (b) reviewed the provisions of Section 262 of the Delaware General Corporation Law (stating that appraisal rights may be available subject to the waiver below), and (c) had an opportunity to consult with and have relied solely upon the advice, if any, of your legal, financial, accounting and tax advisors with respect to this Letter of Transmittal, the Merger Agreement (including the Allocation Schedule and the allocation of the Total Merger Consideration described therein) and each of the transactions contemplated thereby. You hereby acknowledge and agree that you have not been advised or directed by STPK, Merger Sub, the Company, the Surviving Corporation, any Pre-Closing Holder, any of their respective Affiliates, or their or their Affiliates’ respective legal counsel or other advisors or representatives in respect of any such matters and that you have not relied on any such parties in connection with this Letter of Transmittal, the Merger Agreement, the terms of the Merger described therein, the Allocation Schedule and the allocation of the Total Merger Consideration described therein, any Ancillary Document, or the transactions contemplated hereby and/or thereby.
3.   Representations and Warranties.   By signing and returning this Letter of Transmittal, you represent and warrant to STPK and Merger Sub that (a) you have all necessary power, legal capacity and authority to execute and deliver this Letter of Transmittal and to perform your obligations hereunder, (b) you have good, valid and marketable title to the Company Stock listed on the signature page hereto that you are surrendering for payment hereunder and are the record and beneficial owner of such Company Stock, (c) such Company Stock constitutes all Equity Securities in the Company owned, beneficially or legally, by you (other than Company Options), (d) such Company Stock is free and clear of all Liens (except, if applicable, as may be imposed by restrictions on transfer under applicable Securities Law), (e) there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to such Company Stock, (f) you are not party to any voting or other agreements (except, if applicable, prior to the Effective Time, the Company Shareholder Agreements, the Company Equity Plan and any other agreement required to be terminated pursuant to Section 5.11 (Pre-Closing Holder Related Party Transactions) of the Merger Agreement) with respect to such Company Stock and you have full and exclusive authority to surrender without restriction such Company Stock, (g) you have the full power, authority and legal capacity to surrender without restriction the book-entry position(s) representing the Company Stock described below in this Letter of Transmittal in accordance with and subject to the limitations set forth in the Merger Agreement and to execute and deliver this Letter of Transmittal and to perform your obligations hereunder, (h) to the extent you are an entity, the execution and delivery of this Letter of Transmittal by you, the performance by you of your obligations hereunder, and the consummation by you of the transactions contemplated hereby, have been duly authorized by you (including by the board of directors or other managing body, if required) and no other corporate, company, partnership or other action, as the case may be, on your part is necessary to authorize the execution and delivery of this Letter of Transmittal by you, the performance by you of your obligations hereunder or the consummation by you of the transactions contemplated hereby, (i) if you are married, and any of the Company Stock constitute community property and spousal or other approval is required for this Letter of Transmittal to be legal, valid and binding and for the representations and warranties made herein to be true, then this Letter of Transmittal has been duly and validly executed and delivered by your spouse and constitutes a legal, valid and binding obligation of such spouse, enforceable against such spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), (j) you are not the subject of any bankruptcy, reorganization or similar proceeding, (k) you have not used or retained any broker or finder in connection with the transactions contemplated hereby nor is any broker, finder or investment banker entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement and/or any Ancillary Document based upon any agreements or other arrangements made by or on behalf of you for which STPK, the Company, the Surviving Corporation or any of their respective affiliates would be responsible, (l) neither the execution and delivery by you of this Letter of Transmittal or any Ancillary Documents to which you are or will be a party, nor the consummation of the transaction contemplated hereby and thereby, will reasonably result in a violation or breach of any provision of your organizational documents (if applicable).
4.   Tax Consequences.   You have reviewed the U.S. federal, state and local tax consequences and foreign tax consequences of the Merger and the transactions contemplated thereby with your tax and other advisors. You are relying solely on such advisors and not on any statements or representations of the Company, Merger Sub or STPK or any of its agents with respect to the tax consequences to you of the Merger and the transactions contemplated thereby. You understand that you (and not STPK or the Company)

will be responsible for any tax liability that may arise as a result of the Merger and the transactions contemplated thereby. See also “Important Tax Information” attached to this Letter of Transmittal.
5.   Conditions for Payment of Consideration; Satisfaction of Obligations.
(a)   You understand and agree that (i) unless and until you submit this Letter of Transmittal duly completed and validly executed by you together with all other documents reasonably required by the Exchange Agent according to the terms herein, no payment of any or all of the Total Merger Consideration pursuant to the Merger Agreement shall be made to you or your designee, (ii) payment is conditioned on the closing of the Merger (which is subject to various conditions set forth in the Merger Agreement), and if the Merger is not consummated, the Company Stock will not be converted into the right to receive any or all of the Total Merger Consideration and this Letter of Transmittal will be returned to you and will be void and of no force and effect, (iii) no interest will accrue on any payment due with respect to the Total Merger Consideration or otherwise pursuant to the Merger Agreement, (iv) any payment due pursuant to this Letter of Transmittal, the Merger Agreement or otherwise shall be subject to, and reduced by, any deduction or withholding for any taxes required by law (and any amounts so deducted or withheld shall be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made), and (v) the portion of the Total Merger Consideration to be received by you will be calculated in accordance with the Merger Agreement and the Allocation Schedule to be delivered as contemplated therein. Subject to the foregoing, you acknowledge and agree that the Exchange Agent may reject any and all documents not in proper form or, in the Exchange Agent’s or the Company’s discretion, waive any irregularities or defects in any documents delivered in connection herewith. The Exchange Agent shall promptly take reasonable action to inform you of any defects that it is (in consultation with the Company and STPK) unwilling to waive and may, but shall not be required to, take reasonable action to assist you to correct any such defects. You hereby covenant and agree that upon request, you will execute, complete and deliver any additional documents reasonably deemed by the Exchange Agent to be necessary to complete the proper transfer of your Company Stock in accordance with the terms and conditions of the Merger Agreement and this enclosed Letter of Transmittal.
(b) You hereby accept the amount of your portion of the Total Merger Consideration in respect of your Company Stock being surrendered by you hereunder and you acknowledge and agree that (i) such amount is sufficient to satisfy all obligations to you under applicable Law, the Company’s certificate of incorporation, the other organizational documents of the Company, any agreement, arrangement or understanding between you and the Company and/or any representative of the Company, and any other agreement pertaining to such Company Stock, (ii) such amount accurately reflects the portion of the Total Merger Consideration which you are (or may be) entitled to receive pursuant to and in accordance with the terms of the Merger Agreement, applicable Law, the Company’s certificate of incorporation, the other organizational documents of the Company, any agreement, arrangement or understanding between you and the Company and/or any representative of the Company, and any other agreement pertaining to such Company Stock, and (iii) in accepting such amount, the Surviving Corporation, the Company, STPK, Merger Sub and their respective representatives shall be deemed to have satisfied all obligations to make any and all payments with respect to the Merger for such Company Stock and shall have no further obligations to you with respect to payment of any portion of the Total Merger Consideration (and you expressly waive any and all claims to the contrary).
6.   Lock-Up Provisions.
(a)   You hereby agree not to (1) Transfer any STPK Common Shares and STPK Options, as applicable, to be received by you as consideration in the Merger, including any STPK Common Shares underlying the STPK Options (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) from and after the Closing and until the earlier of (x) the six (6) month anniversary of the date of the Closing and (y) the date after the Closing on which STPK completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of STPK’s stockholders having the right to exchange their equity holdings in STPK for cash, securities or other property (clause (y), a “Liquidity Event”, and such period, the “Lock-up Period”), and (2) until the end of the Lock-up Period, directly or indirectly, engage in any short sales or other hedging or derivative transactions in respect of STPK Common Shares or STPK Warrants; provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by you made in respect of a Permitted Transfer (as defined below); provided, further, that in any case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to STPK and the Company an agreement, containing substantially the same restrictions as set forth in this Section 6, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Letter of Transmittal applicable to you, and there shall be no further Transfer of such Restricted Securities except in accordance with this Letter of Transmittal. As used herein, “Transfer” shall mean (i) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). As used in this Letter of Transmittal, the term “Permitted Transfer” shall mean a Transfer made: (A) to the extent you are an individual, by gift to a member of your immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of your immediate family, an affiliate of yours or to a charitable organization; (B) to the extent you are an individual, by virtue of laws of descent and distribution upon death of the undersigned; (C) to the extent you are an individual, pursuant to a qualified domestic relations order; (D) to the extent you are an entity, by pro rata distributions from you to your members, partners, or shareholders pursuant to your organizational documents; (E) to the extent you are an entity, by virtue of applicable law or your organizational documents upon liquidation or dissolution of you; (F) to STPK for no value for cancellation in connection with the consummation of a Liquidity Event; (G) in the event of STPK’s liquidation prior to the completion of a Liquidity Event; (H) in the event of completion of a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the STPK’s holders of STPK Common Shares having the right to exchange their STPK Common Shares for cash, securities or other property subsequent to the completion of a Liquidity Event; or (I) to any of your employees, officers, directors or members or the employees, officers, directors or members of any of your affiliates.
(b)   If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and STPK shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 6, STPK may impose stop-transfer instructions with respect to your Restricted Securities (and Permitted Transferees and assigns thereof) until the end of the Lock-up Period.
(c)   For the avoidance of any doubt, you shall retain all of its rights as a stockholder of STPK during the Lock-up Period, including the right to vote any Restricted Securities.
7.   Release.
(a)   Effective from and after the Effective Time, in accordance with the Merger Agreement, except to the extent otherwise set forth herein, you, on behalf of yourself and your past, present or future heirs, executors, administrators, predecessors-in-interest, successors, permitted assigns, equityholders, general or limited partners, Affiliates and Representatives (including, in each case, their past, present or future officers and directors) (each, a “Releasing Party”), hereby knowingly, voluntarily, irrevocably, unconditionally and forever acquits, releases and discharges, and covenants not to sue STPK, Merger Sub, the Company, the Surviving Corporation, their respective predecessors, successors, parents, subsidiaries and other Affiliates and their respective past, present or future owners, managers, members, general or limited partners, shareholders, fiduciaries (in their official and individual capacities), and Representatives (in their capacities as such) (each, a “Released Party” and, collectively, the “Released Parties”), from any and all liabilities, penalties, fines, judgments (at equity or at law, including statutory and common) and other losses (including damages, asserted or unasserted, express or implied, foreseen or unforeseen, suspected or unsuspected, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever), in all cases, solely in respect of your Company Stockin the period commencing at the date on which you acquired your Company Stock, and ending at the Effective Time (collectively, the “Released Matters”); provided, that nothing contained herein shall constitute a release of claims or any other matter other than the Released Matters. This paragraph is for the benefit of the Released Parties and shall be enforceable by any of them directly against the Releasing Parties.
(b)   To the extent you are entitled to dissent or exercise appraisal of your shares pursuant to applicable Law, by submission of this Letter of Transmittal you on behalf of yourself and each of the Releasing Parties (i) forever waive all dissenter’s and appraisal rights of such shares pursuant to any applicable Law, (ii) withdraw any written objections to the Merger and/or demands for appraisal, (iii) agree that the fair value of such shares is not more than the consideration payable pursuant to the Merger, and (iv) agree that the Company accept such withdrawal, if any, with respect to such shares, including, but not limited to, any such rights granted pursuant to any voting trust, shareholders agreement or other similar arrangement entered into by you or the Releasing Parties.
(c)   You hereby acknowledge California Civil Code Section 1542 (“Section 1542”) and any similar statutes, which states as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
(d)   Having read and understood Section 1542, you hereby waive the provisions of said statutes and assume all risks for claims heretofore or hereinafter arising, known or unknown, against any of the Released Parties relating to, arising out of or in connection with your relationship with the Company (whether in your capacity as a holder of Company Stock, employee, officer or director of Company or any of its Affiliates or otherwise (including in respect of any rights of contribution or indemnification)) with respect to any facts or circumstances that existed on or prior to the Effective Time, whether known or unknown, to you, except as expressly set forth in the immediately preceding paragraph.
(e)   You hereby represent that you have not made any assignment or transfer of any claim or other matter covered by the Released Matters and have not filed any Action of any kind against any Released Party relating to any Released Matter, and you hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim, or commencing, instituting, or causing to be commenced or instituted, any Action of any kind against any Released Party, based upon any Released Matter. You hereby acknowledge and intend that this release shall be effective as a bar to each and every one of the claims hereinabove mentioned, and expressly consent that this release shall be given full force and effect in accordance with each and every express term or provision hereof, including those (i) relating to any claims hereinabove mentioned or implied or (ii) relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims).
8.   Miscellaneous.
(a)   Further Assurances.   You hereby agree that you will, upon request, execute and deliver any additional documents reasonably deemed by STPK or the Sponsor to be necessary or appropriate to complete the surrender and exchange of your Company Stock.
(b)   Third Party Beneficiaries.   You hereby agree that STPK, the Sponsor, Merger Sub and the Surviving Corporation shall be third party beneficiaries of your representations, warranties, undertakings and agreements, with full rights as such.
(c)   Entire Agreement.   You agree that this Letter of Transmittal, the Merger Agreement, and all other Ancillary Documents constitute the entire agreement among you and the parties thereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.
(d)   Assignment.   You agree that you will not assign this Letter of Transmittal without the prior written consent of STPK, Merger Sub and the Company (or Surviving Corporation following the Effective Time). Any attempted assignment of this Letter of Transmittal not in accordance with the terms of this Section 8(d) shall be void.

(e)   No Rights as Stockholder.   You hereby acknowledge and agree that, as a result of the Merger, you shall cease to have any rights with respect to or arising from the Company Stock, except the right to receive the payments required by the Merger Agreement.
(f)   Termination.   This Letter of Transmittal shall be automatically void and of no force and effect if the Closing pursuant to the Merger Agreement fails to occur for any reason and the Merger Agreement is terminated in accordance with its terms.
(g)   Governing Law.   This Letter of Transmittal and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
(h)   Waiver of Jury Trial.   YOU HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS LETTER OF TRANSMITTAL, THE MERGER AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO YOUR DEALINGS IN RESPECT OF THIS LETTER OF TRANSMITTAL, THE MERGER AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. YOU HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF YOUR CONSENT TO THE WAIVER OF YOUR RIGHT TO TRIAL BY JURY.
(i)   Jurisdiction.   Any Proceeding based upon, arising out of or related to this Letter of Transmittal or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and you irrevocably submit to the exclusive jurisdiction of each such court in any such Proceeding, waive any objection you may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agree that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agree not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect your or any Party’s right to serve process in any manner permitted by Law or to commence legal Proceedings or otherwise proceed against any Party or you, as applicable, in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 8(i).
(j)   Other Provisions.   Sections 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures) and 8.17 (Remedies) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.
* * * *

Please read this Letter of Transmittal carefully and in its entirety. This Letter of Transmittal should be completed and signed and hand-delivered or sent by overnight courier or certified mail, return receipt requested and properly insured, with a completed and signed enclosed Internal Revenue Service (“IRS”) Form W-9 (or an applicable IRS Form W-8 if you are a non-U.S. stockholder).
BOX A — Signature of Registered Stockholder(s)
(Must be signed by all registered stockholders. Include legal capacity if signing on behalf of an entity.)
By signing below, I/we certify that I/we agree to the terms and conditions set forth in this Letter of Transmittal, have complied with all instructions to this Letter of Transmittal, was/were the registered holder of the Company Stock submitted herewith immediately prior to the Effective Time, have full authority to surrender the Company Stock and give the instructions in this Letter of Transmittal and warrant that the Company Stock submitted herewith are free and clear of all Liens (except, if applicable, pursuant to restrictions on transfer under applicable Securities Law).
Signature
Signature
Telephone Number and/or Email Address

Signature Page to Letter of Transmittal

BOX B COMPANY STOCK SURRENDERED
Certificate #	Type and Series of Company Stock	# of Shares

TOTAL:
Please remember to complete and sign the enclosed Form W-9 (attached hereto as Exhibit 1) or, if applicable, Form W-8.
BOX C — One Time Delivery Instructions
To be completed ONLY if the check is to be delivered to an address other than that listed in Box D. MAIL TO:
Name
Street Address
City, State and Zip Code

BOX D — Name and Address of Registered Stockholder(s)

Name:
Address:
Letter of Transmittal

General Instructions
Please read this information carefully.
A former stockholder of the Company will not receive any amounts due until all documents required by this Letter of Transmittal are received by the Exchange Agent at the address set forth below and until the same are processed for payment by the Exchange Agent. No interest will accrue on any amounts due.
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BOX A-Signatures:   All registered stockholders must sign as indicated in Box A. If you are signing on behalf of an individual or entity that is a registered stockholder your signature must include your legal capacity.

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BOX B-Share Detail:   List the certificate number, number of shares and type and series of shares representing Company Stock that you wish to surrender. Do not surrender with this Letter of Transmittal any certificate numbers or other identifying information representing shares other than Company Stock.

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BOX C-One Time Delivery:   Complete only if the check is to be delivered to an address other than that listed in Box D.

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BOX D-Name and Address of Registered Stockholder:   Lists the name and address of the record holder(s) of Company Stock.

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Stock Transfer Taxes:   The registered holder must timely pay all applicable transfer, documentary, sales, use, stamp, registration and other taxes and, at his or her own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes. In the event that any applicable transfer, documentary, sales, use, stamp, registration or other tax becomes payable by any transferee or assignee of the registered holder, such transferee or assignee must pay such tax or must establish that such tax has been paid or is not applicable. The Surviving Corporation, the Company, STPK, the Exchange Agent, any Pre-Closing Holder, the Sponsor and Merger Sub and their respective representatives will have no responsibility with respect to transfer, documentary, sales, use, stamp, registration or other taxes.

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Spousal Consent:   If you are a resident of the following states, you are delivering with this Letter of Transmittal a spousal consent attached hereto as Exhibit 2 executed by your spouse (if any): Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin.

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Deficient Presentments:   In the event that the Exchange Agent determines that any Letter of Transmittal does not appear to have been properly completed or executed, or any other irregularity in connection with the surrender of Company Stock appears to exist, the Exchange Agent shall be entitled to consult with STPK for further instructions. The Exchange Agent and STPK reserve the right to reject all incomplete or irregular presentations. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

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Returning Letter of Transmittal:   Return this Letter of Transmittal only to the addresses below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your shares.

By Mail, Overnight Courier or Hand-Delivery to:
[                 ]
For additional information regarding this Letter of Transmittal please contact [•] via email at [•].
Letter of Transmittal

IMPORTANT TAX INFORMATION
Under United States federal income tax laws, a holder that receives payments may be subject to backup withholding on such payments. To prevent backup withholding, a holder that is a U.S. Person who receives payments is required to provide the Surviving Corporation and STPK (as payer) with such holder’s correct taxpayer identification number (“TIN”) on the enclosed Form W-9 (or otherwise establish a basis for exemption from backup withholding) and certify under penalties of perjury that such TIN is correct and that such holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. If the Surviving Corporation or STPK is not provided with the correct TIN, a penalty may be imposed by the IRS, and any payment may be subject to backup withholding.
Certain holders (including, among others, corporations and certain foreign individuals and entities) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Form W-9 or the applicable Form W-8. In order for a foreign individual or entity to qualify as an exempt recipient, such individual or entity should submit a Form W-8BEN or W-8BEN-E, as applicable, signed under penalties of perjury, attesting to such individual’s or entity’s exempt status. The applicable Form W-8 can be obtained from the Exchange Agent or at the link below. Please note that there are additional Form W-8s if the W-8BEN or W-8BEN-E does not apply to your particular situation. The W-8 forms can be accessed at the IRS website: http://www.irs.gov.
If backup withholding applies, the Surviving Corporation or STPK is required to backup withhold, currently at a rate of 24%, on any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
Purpose of Form W-9
Form W-9 and instructions to the form are enclosed with this Letter of Transmittal. Please also read through the instructions to Form W-9.
HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THEIR QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.
Letter of Transmittal

EXHIBIT 1

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ►

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting code (if any)

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Letter of Transmittal — Exhibit 1-1

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Letter of Transmittal — Exhibit 1-2

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Letter of Transmittal — Exhibit 1-3

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Letter of Transmittal — Exhibit 1-4

Letter of Transmittal — Exhibit 1-5

Letter of Transmittal — Exhibit 1-6

EXHIBIT 2
SPOUSAL OR DOMESTIC PARTNER CONSENT
I,                  , spouse or domestic partner of                   (“Participating Securityholder”), acknowledge that I have read the Letter of Transmittal entered into by Participating Securityholder (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding shares of capital stock of Stem, Inc. (“Company Stock”) that my spouse or domestic partner owns, including any interest that I may have therein. Capitalized terms used but not otherwise defined herein shall have their meanings set forth in the Agreement.
I understand and agree that my interest, if any, in any Company Stock subject to the Agreement will be irrevocably subject to the Agreement. I further understand and agree that any community property interest that I may have in such Company Stock will be similarly subject to the Agreement.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will not seek such guidance or counsel.
Dated:	Signature:
Print Name:
Letter of Transmittal — Exhibit 2-1